As filed with the Securities and Exchange Commission on August 13, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2010

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed previously, at B&G Foods’ annual meeting of stockholders held on May 18, 2010 our stockholders approved amendments to our Amended and Restated Certificate of Incorporation to:

•                  rename our Class A Common Stock as simply “Common Stock”;

•                  delete all references to the Class B Common Stock; and

•                  increase our authorized shares of Common Stock from 100 million to 125 million.

On August 12, 2010, B&G Foods filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effect the amendments as of August 13, 2010.  A copy of the Second Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1.

The renaming of our Class A Common Stock to Common Stock did not result in any change to the ticker symbol or CUSIP number.  The Common Stock will continue to be listed on the New York Stock Exchange under the symbol “BGS” and the CUSIP number will remain 05508R 10 6.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of B&G Foods, Inc.
4.1	Form of Stock Certificate for Common Stock of B&G Foods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 13, 2010	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer